Exhibit 99.1

NUVERRA ANNOUNCES SECOND QUARTER AND YEAR-TO-DATE 2018 RESULTS
SCOTTSDALE, AZ (August 6, 2018) - Nuverra Environmental Solutions, Inc. (NYSE American: NES) (“Nuverra,” the “Company,” “we,” “us” or “our”) today announced financial and operating results for the second quarter and six months ended June 30, 2018.
SUMMARY OF QUARTERLY RESULTS

•
Second quarter revenue was $48.9 million, an increase of approximately 17.8%, or $7.4 million, when compared with revenue of $41.5 million in the second quarter of 2017. The increase is comprised of 3.3% for pricing increases and 14.5% for an increase in activities.

•	Net loss for the second quarter was $11.2 million, an improvement of $8.4 million, or approximately 42.9%, when compared with a net loss of $19.6 million in the second quarter of 2017.

•	Adjusted EBITDA for the second quarter was $4.1 million, an increase of $2.0 million compared with $2.1 million in the second quarter of 2017.

•	Second quarter Adjusted EBITDA margin improved by 340 basis points from the second quarter of 2017.

•	Total liquidity as of June 30, 2018 was $20.2 million.

“Nuverra’s second quarter financial performance reflects the on-going recovery in the energy industry, particularly our operations in the Bakken region. Revenue grew by 18% and adjusted EBITDA almost doubled when compared to our second quarter results in 2017,” said Charlie Thompson, Interim Chief Executive Officer.

“We recently added a number of key executives to our management, including Robert Fox as Chief Operating Officer. With the additions to our management team and increased capital spending, we are improving Nuverra’s competitive position.”

SECOND QUARTER 2018 RESULTS
Second quarter revenue was $48.9 million, an increase of $7.4 million, or 17.8%, from $41.5 million in the second quarter of 2017. Of this 17.8% increase, approximately 3.3% is attributable to pricing increases, 23.2% is a result of increases in activities, offset by (8.7)% due to the exit of the Eagle Ford Shale area.
As a result of increased activity and reliance on higher cost contract drivers, total costs and expenses, adjusted for special items, were $56.9 million, a 10.3% increase compared with $51.6 million in the second quarter of 2017. Primarily as a result of price increases, gross profit adjusted for special items improved 36.0% to $9.6 million in the second quarter of 2018.
Net loss for the second quarter was $11.2 million, an improvement of $8.4 million when compared with a net loss of $19.6 million in the second quarter of 2017. For the second quarter of 2018, the Company reported a net loss, adjusted for special items, of $9.0 million. Special items in the second quarter primarily included legal costs related to the bankruptcy confirmation order appeal, restructuring charges related to our exit of the Eagle Ford Shale area, stock-based compensation expense, and a gain from the change in the fair value of the derivative warrant liability. This compares with a net loss, adjusted for special items, of $15.3 million in the second quarter of 2017.
Adjusted EBITDA for the second quarter was $4.1 million, an increase of $2.0 million compared with $2.1 million in the second quarter of 2017. Second quarter adjusted EBITDA margin was 8.5%, compared with 5.1% in the second quarter of 2017.
YEAR-TO-DATE RESULTS FOR THE SIX MONTHS ENDED JUNE 30, 2018 (“YTD”)
YTD revenue was $98.6 million, an increase of $17.8 million, or 22.1%, from $80.8 million for the same period in 2017. Of this 22.1% increase, approximately 5.6% is attributable to pricing increases, 21.7% is a result of increases in activities, offset by (5.2)% due to the exit of the Eagle Ford Shale area.

YTD net loss, adjusted for special items, was $22.7 million, an improvement of $20.5 million when compared with a net loss, adjusted for special items, of $43.2 million for the same period in 2017. YTD special items primarily included severance costs related to the departure of our former CEO and $4.5 million in long-lived asset impairment charges for assets held for sale primarily in the Southern division. Additionally, special items included restructuring charges related to our exit of the Eagle Ford Shale area, stock-based compensation expense, and a gain from the change in fair value of the derivative warrant liability.
YTD adjusted EBITDA was $6.5 million, an increase of $5.2 million, or 386.1%, when compared with the same period in 2017. Adjusted EBITDA margin for the 2018 YTD period was 6.6%, compared with 1.7% in 2017.
CASH FLOW AND LIQUIDITY
Net cash used in operating activities for the six months ended June 30, 2018 was $0.5 million, while asset sales net of capital expenditures provided proceeds of $10.5 million. Free cash flow, defined as cash from operations less net cash capital expenditures totaled $10.1 million in the second quarter of 2018, up from $(12.6) million in the second quarter of 2017. Asset sales were related to unused or underutilized assets, the proceeds of which are expected to be reinvested in returns-driven growth projects during the remainder of 2018.
Total liquidity available for capital spending and other purposes as of June 30, 2018 was $30.8 million. This consisted of cash and available borrowings of $20.2 million, plus an additional $10.6 million of borrowings available under our revolving facility specifically for capital expenditures. As of June 30, 2018, total debt outstanding was $36.6 million, consisting of $13.2 million under our senior secured term loan facility, $20.6 million under our second lien term loan facility, and $2.8 million of capital leases for vehicle financings.
BASIS OF PRESENTATION
As previously disclosed, the Company emerged from chapter 11 bankruptcy on August 7, 2017, or the “Effective Date,” and elected to apply fresh start accounting as of July 31, 2017 to coincide with the timing of the normal accounting period close. References to “Successor” relate to the financial position and results of operations of the reorganized Company subsequent to July 31, 2017, while references to “Predecessor” refer to the financial position and results of operations of the Company on and prior to July 31, 2017. The Successor and Predecessor GAAP results for the applicable periods are presented in the tables following this release. As a result of various adjustments to the condensed consolidated financial statements in connection with the application of fresh start accounting, the results of operations for the Successor period are not comparable to those of the Predecessor period.
About Nuverra
Nuverra Environmental Solutions, Inc. is among the largest companies in the United States dedicated to providing comprehensive, full-cycle environmental solutions to customers in the energy market. Nuverra focuses on the delivery, collection, treatment, and disposal of restricted solids, water, wastewater, waste fluids, and hydrocarbons. The Company provides its suite of environmentally compliant and sustainable solutions to customers who demand stricter environmental compliance and accountability from their service providers. Find additional information about Nuverra in documents filed with the U.S. Securities and Exchange Commission (“SEC”) at http://www.sec.gov.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the United States Securities Act of 1933, as amended, and Section 21E of the United States Securities Exchange Act of 1934, as amended. You can identify these and other forward-looking statements by the use of words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “might,” “will,” “should,” “would,” “could,” “potential,” “future,” “continue,” “ongoing,” “forecast,” “project,” “target” or similar expressions, and variations or negatives of these words.

These statements relate to our expectations for future events and time periods. All statements other than statements of historical fact are statements that could be deemed to be forward-looking statements, and any forward-looking statements contained herein are based on information available to us as of the date of this press release and our current expectations, forecasts and assumptions, and involve a number of risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date. Future performance cannot be ensured, and actual results may differ materially from those in the forward-looking statements. Some factors that could cause actual results to differ include, among others: the effects of our completed restructuring on the Company and the interests of various constituents; risks and uncertainties associated with the restructuring process, including the outcome of a pending appeal of the order confirming the plan of reorganization and our ability to execute the requirements of the plan of reorganization subsequent to the effective date;

the loss of one or more of our larger customers; our ability to attract and retain key executives and qualified employees in key areas of our business; our ability to attract and retain a sufficient number of qualified truck drivers in light of industry-wide driver shortages and high-turnover; risks associated with our indebtedness, including changes to interest rates, decreases in our borrowing availability, our ability to manage our liquidity needs and to comply with covenants under our credit facilities; the availability of less favorable credit and payment terms due to changes in industry condition or our financial condition, which could constrain our liquidity and reduce availability under our revolving credit facility; difficulties in successfully executing our growth initiatives, including identifying and completing acquisitions and divestitures, and differences in the type and availability of consideration or financing for such acquisitions and divestitures; higher than forecasted capital expenditures to maintain and repair our fleet of trucks, tanks, equipment and disposal wells; control of costs and expenses; risks associated with the limited trading volume of our common stock on the NYSE American Stock Exchange, including potential fluctuations in the trading prices of our common stock; risks associated with the reliance on third-party analyst and expert market projections and data for the markets in which we operate; risks associated with changes in industry practices and operational technologies and the impact on our business; present and possible future claims, litigation or enforcement actions or investigations; financial results that may be volatile and may not reflect historical trends due to, among other things, changes in commodity prices or general market conditions, acquisition and disposition activities, fluctuations in consumer trends, pricing pressures, transportation costs, changes in raw material or labor prices or rates related to our business and changing regulations or political developments in the markets in which we operate; changes in customer drilling, completion and production activities, operating methods and capital expenditure plans, including impacts due to low oil and/or natural gas prices or the economic or regulatory environment; risks associated with the operation, construction, development and closure of saltwater disposal wells, solids and liquids treatment and transportation assets, landfills and pipelines, including access to additional locations and rights-of-way, environmental remediation obligations, unscheduled delays or inefficiencies and reductions in volume due to micro- and macro-economic factors or the availability of less expensive alternatives; the effects of competition in the markets in which we operate, including the adverse impact of competitive product announcements or new entrants into our markets and transfers of resources by competitors into our markets; changes in economic conditions in the markets in which we operate or in the world generally, including as a result of political uncertainty; reduced demand for our services due to regulatory or other influences related to extraction methods such as hydraulic fracturing, shifts in production among shale areas in which we operate or into shale areas in which we do not currently have operations; the impact of changes in laws and regulation on waste management and disposal activities, including those impacting the delivery, storage, collection, transportation, treatment and disposal of waste products, as well as the use or reuse of recycled or treated products or byproducts; risks involving developments in environmental or other governmental laws and regulations in the markets in which we operate and our ability to effectively respond to those developments including laws and regulations relating to oil and natural gas extraction businesses, particularly relating to water usage, and the disposal, transportation and treatment of liquid and solid wastes; and natural disasters, such as hurricanes, earthquakes and floods, or acts of terrorism, or extreme weather conditions, that may impact our business locations, assets, including wells or pipelines, distribution channels, or which otherwise disrupt our or our customers’ operations or the markets we serve.

The forward-looking statements contained, or incorporated by reference, herein are also subject generally to other risks and uncertainties that are described from time to time in the Company’s filings with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s views as of the date of this press release. The Company undertakes no obligation to update any such forward-looking statements, whether as a result of new information, future events, changes in expectations or otherwise. Additional risks and uncertainties are disclosed from time to time in the Company’s filings with the SEC, including our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K.

Source: Nuverra Environmental Solutions, Inc.
602-903-7802
ir@nuverra.com

- Tables to Follow -

NUVERRA ENVIRONMENTAL SOLUTIONS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Successor	Predecessor	Successor	Predecessor
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
Revenue:
Service revenue	$45,320	$37,538	$90,847	$72,956
Rental revenue	3,628	4,000	7,770	7,805
Total revenue	48,948	41,538	98,617	80,761
Costs and expenses:
Direct operating expenses	39,069	34,825	80,696	69,114
General and administrative expenses	6,014	8,867	25,334	21,226
Depreciation and amortization	11,969	12,107	26,713	24,978
Impairment of long-lived assets	332	—	4,463	—
Other, net	469	—	1,068	—
Total costs and expenses	57,853	55,799	138,274	115,318
Operating loss	(8,905)	(14,261)	(39,657)	(34,557)
Interest expense, net	(1,204)	(5,338)	(2,454)	(19,546)
Other income, net	587	5,698	514	4,240
Reorganization items, net	(1,654)	(5,704)	(1,746)	(5,704)
Loss before income taxes	(11,176)	(19,605)	(43,343)	(55,567)
Income tax benefit	—	18	—	18
Net loss	$(11,176)	$(19,587)	$(43,343)	$(55,549)

Net loss per common share:
Net loss per basic common share	$(0.96)	$(0.13)	$(3.71)	$(0.37)
			—	—
Net loss per diluted common share	$(0.96)	$(0.13)	$(3.71)	$(0.37)

Weighted average shares outstanding:
Basic	11,696	150,941	11,696	150,938
Diluted	11,696	150,941	11,696	150,938

NUVERRA ENVIRONMENTAL SOLUTIONS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	Successor
	June 30,	December 31,
	2018	2017
Assets
Cash and cash equivalents	$12,808	$5,488
Restricted cash	1,548	1,296
Accounts receivable, net	32,476	30,965
Inventories	3,846	4,089
Prepaid expenses and other receivables	3,334	8,594
Other current assets	483	226
Assets held for sale	3,381	2,765
Total current assets	57,876	53,423
Property, plant and equipment, net	192,899	229,874
Equity investments	41	48
Intangibles, net	454	547
Goodwill	27,139	27,139
Deferred income taxes	84	84
Other assets	144	207
Total assets	$278,637	$311,322
Liabilities and Shareholders’ Equity
Accounts payable	$7,889	$7,946
Accrued liabilities	15,874	13,939
Current contingent consideration	500	500
Current portion of long-term debt	4,698	5,525
Derivative warrant liability	188	477
Total current liabilities	29,149	28,387
Long-term debt	31,870	33,524
Other long-term liabilities	6,594	6,438
Total liabilities	67,613	68,349
Commitments and contingencies
Shareholders’ equity:
Common stock	117	117
Additional paid-in capital	302,145	290,751
Accumulated deficit	(91,238)	(47,895)
Total shareholders’ equity	211,024	242,973
Total liabilities and shareholders’ equity	$278,637	$311,322

NUVERRA ENVIRONMENTAL SOLUTIONS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands) (Unaudited)

	Successor	Predecessor
	Six Months Ended
	June 30,
	2018	2017
Cash flows from operating activities:
Net loss	$(43,343)	$(55,549)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	26,713	24,978
Amortization of debt issuance costs, net	—	2,135
Accrued interest added to debt principal	119	8,575
Stock-based compensation	11,394	421
Impairment of long-lived assets	4,463	—
Gain on sale of UGSI	(75)	—
Gain on disposal of property, plant and equipment	(254)	(223)
Bad debt expense	120	784
Change in fair value of derivative warrant liability	(289)	(4,025)
Other, net	221	106
Changes in operating assets and liabilities:
Accounts receivable	(1,631)	(5,204)
Prepaid expenses and other receivables	(99)	710
Accounts payable and accrued liabilities	2,243	13,882
Other assets and liabilities, net	(54)	135
Net cash used in operating activities	(472)	(13,275)
Cash flows from investing activities:
Proceeds from the sale of property, plant and equipment	17,649	3,027
Purchases of property, plant and equipment	(7,103)	(2,319)
Proceeds from the sale of UGSI	75	—
Net cash provided by investing activities	10,621	708
Cash flows from financing activities:
Proceeds from Predecessor revolving credit facility	—	76,072
Payments on Predecessor revolving credit facility	—	(79,866)
Proceeds from Predecessor term loan	—	15,700
Proceeds from debtor in possession term loan	—	6,875
Payments on Successor First and Second Lien Term Loans	(1,597)	—
Proceeds from Successor revolving facility	117,092	—
Payments on Successor revolving facility	(117,092)	—
Payments on vehicle financing and other financing activities	(980)	(2,595)
Net cash (used in) provided by financing activities	(2,577)	16,186
Change in cash, cash equivalents and restricted cash	7,572	3,619
Cash and cash equivalents, beginning of period	5,488	994
Restricted cash, beginning of period	1,296	1,420
Cash, cash equivalents and restricted cash, beginning of period	6,784	2,414
Cash and cash equivalents, end of period	12,808	1,205
Restricted cash, end of period	1,548	4,828
Cash, cash equivalents and restricted cash, end of period	$14,356	$6,033

NUVERRA ENVIRONMENTAL SOLUTIONS, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATIONS
(In thousands)
(Unaudited)

This press release contains non-GAAP financial measures as defined by the rules and regulations of the United States Securities and Exchange Commission. A non-GAAP financial measure is a numerical measure of a company’s historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statements of operations or balance sheets of the Company; or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented. Reconciliations of these non-GAAP financial measures to their comparable GAAP financial measures are included in the attached financial tables.

These non-GAAP financial measures are provided because management of the Company uses these financial measures in maintaining and evaluating the Company’s ongoing financial results and trends. Management uses this non-GAAP information as an indicator of business results, and evaluates overall performance with respect to such indicators. Management believes that excluding items such as acquisition expenses, amortization of intangible assets, stock-based compensation, asset impairments, restructuring charges, expenses related to litigation and resolution of lawsuits, and other charges, which may or may not be non-recurring, among other items that are inconsistent in amount and frequency (as with acquisition expenses), or determined pursuant to complex formulas that incorporate factors, such as market volatility, that are beyond our control (as with stock-based compensation), for purposes of calculating these non-GAAP financial measures facilitates a more meaningful evaluation of the Company’s current operating performance and comparisons to the past and future operating performance. The Company believes that providing non-GAAP financial measures such as EBITDA, adjusted EBITDA, adjusted net income (loss), and adjusted net income (loss) per share, in addition to related GAAP financial measures, provides investors with greater transparency to the information used by the Company’s management. These non-GAAP financial measures are not substitutes for measures of performance or liquidity calculated in accordance with GAAP and may not necessarily be indicative of the Company’s liquidity or ability to fund cash needs. Not all companies calculate non-GAAP financial measures in the same manner, and our presentation may not be comparable to the presentations of other companies.

NUVERRA ENVIRONMENTAL SOLUTIONS, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATIONS (continued)
(In thousands)
(Unaudited)

Reconciliation of Net loss to EBITDA and Total Adjusted EBITDA:

	Successor	Predecessor	Successor	Predecessor
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
Net loss	$(11,176)	$(19,587)	$(43,343)	$(55,549)
Depreciation and amortization	11,969	12,107	26,713	24,978
Interest expense, net	1,204	5,338	2,454	19,546
Income tax benefit	—	(18)	—	(18)
EBITDA	1,997	(2,160)	(14,176)	(11,043)
Adjustments:
Transaction-related costs, net	52	—	52	—
Stock-based compensation	416	112	11,394	421
Change in fair value of derivative warrant liability	(482)	(5,643)	(289)	(4,025)
Capital reorganization costs [1]	—	3,746	—	9,448
Reorganization items, net [2]	1,654	5,704	1,746	5,704
Legal and environmental costs, net	(49)	635	(371)	1,054
Impairment of long-lived assets	332	—	4,463	—
Restructuring, exit and other costs	469	—	1,068	—
Gain on sale of UGSI	—	—	(75)	—
Executive and severance costs	—	—	2,937	—
Gain on disposal of assets	(246)	(272)	(254)	(223)
Total Adjusted EBITDA	$4,143	$2,122	$6,495	$1,336

[1] Capital reorganization costs in 2017 represent costs related to the chapter 11 filing incurred prior to the May 1, 2017 filing date.

[2] Reorganization items, net represents the costs related to the chapter 11 filing incurred after the May 1, 2017 filing date.

NUVERRA ENVIRONMENTAL SOLUTIONS, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATIONS (continued)
(In thousands) (Unaudited)

Reconciliation of QTD Segment Performance to Adjusted EBITDA

Three months ended June 30, 2018 - Successor	Rocky Mountain	Northeast	Southern	Corporate	Total
Revenue	$33,165	$9,606	$6,177	$—	$48,948
Direct operating expenses	25,599	8,510	4,960	—	39,069
General and administrative expenses	1,882	518	251	3,363	6,014
Depreciation and amortization	5,923	3,283	2,750	13	11,969
Operating loss	(239)	(2,705)	(2,253)	(3,708)	(8,905)
Operating margin %	(0.7)%	(28.2)%	(36.5)%	NA	(18.2)%
Loss before income taxes	(203)	(2,780)	(2,295)	(5,898)	(11,176)

Net loss	(203)	(2,780)	(2,295)	(5,898)	(11,176)
Depreciation and amortization	5,923	3,283	2,750	13	11,969
Interest expense, net	63	75	49	1,017	1,204
Income tax benefit	—	—	—	—	—
EBITDA	$5,783	$578	$504	$(4,868)	$1,997

Adjustments, net	(163)	(667)	1,059	1,917	2,146
Adjusted EBITDA	$5,620	$(89)	$1,563	$(2,951)	$4,143
Adjusted EBITDA margin %	16.9%	(0.9)%	25.3%	NA	8.5%

Three months ended June 30, 2017 - Predecessor	Rocky Mountain	Northeast	Southern	Corporate	Total
Revenue	$23,759	$9,570	$8,209	$—	$41,538
Direct operating expenses	19,171	9,831	5,823	—	34,825
General and administrative expenses	1,505	817	650	5,895	8,867
Depreciation and amortization	6,803	2,182	3,068	54	12,107
Operating loss	(3,720)	(3,260)	(1,332)	(5,949)	(14,261)
Operating margin %	(15.7)%	(34.1)%	(16.2)%	NA	(34.3)%
Loss before income taxes	(4,209)	(3,325)	(1,406)	(10,665)	(19,605)

Net loss	(4,209)	(3,325)	(1,406)	(10,647)	(19,587)
Depreciation and amortization	6,803	2,182	3,068	54	12,107
Interest expense, net	81	43	36	5,178	5,338
Income tax benefit	—	—	—	(18)	(18)
EBITDA	$2,675	$(1,100)	$1,698	$(5,433)	$(2,160)

Adjustments, net	931	67	(234)	3,518	4,282
Adjusted EBITDA	$3,606	$(1,033)	$1,464	$(1,915)	$2,122
Adjusted EBITDA margin %	15.2%	(10.8)%	17.8%	NA	5.1%

NUVERRA ENVIRONMENTAL SOLUTIONS, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATIONS (continued)
(In thousands) (Unaudited)

Reconciliation of YTD Segment Performance to Adjusted EBITDA

Six months ended June 30, 2018 - Successor	Rocky Mountain	Northeast	Southern	Corporate	Total
Revenue	$63,935	$18,719	$15,963	$—	$98,617
Direct operating expenses	51,945	16,324	12,427	—	80,696
General and administrative expenses	3,158	1,280	829	20,067	25,334
Depreciation and amortization	12,212	7,589	6,874	38	26,713
Operating loss	(3,380)	(6,543)	(9,297)	(20,437)	(39,657)
Operating margin %	(5.3)%	(35.0)%	(58.2)%	NA	(40.2)%
Loss before income taxes	(3,405)	(6,679)	(9,406)	(23,853)	(43,343)

Net loss	(3,405)	(6,679)	(9,406)	(23,853)	(43,343)
Depreciation and amortization	12,212	7,589	6,874	38	26,713
Interest expense, net	168	137	116	2,033	2,454
Income tax benefit	—	—	—	—	—
EBITDA	$8,975	$1,047	$(2,416)	$(21,782)	$(14,176)

Adjustments, net	(66)	(1,585)	6,231	16,091	20,671
Adjusted EBITDA	$8,909	$(538)	$3,815	$(5,691)	$6,495
Adjusted EBITDA margin %	13.9%	(2.9)%	23.9%	NA	6.6%

Six months ended June 30, 2017 - Predecessor	Rocky Mountain	Northeast	Southern	Corporate	Total
Revenue	$48,044	$17,327	$15,390	$—	$80,761
Direct operating expenses	40,403	17,788	10,923	—	69,114
General and administrative expenses	3,452	1,586	1,681	14,507	21,226
Depreciation and amortization	13,588	4,695	6,587	108	24,978
Operating loss	(9,399)	(6,742)	(3,801)	(14,615)	(34,557)
Operating margin %	(19.6)%	(38.9)%	(24.7)%	NA	(42.8)%
Loss before income taxes	(9,910)	(6,927)	(3,933)	(34,797)	(55,567)

Net loss	(9,910)	(6,927)	(3,933)	(34,779)	(55,549)
Depreciation and amortization	13,588	4,695	6,587	108	24,978
Interest expense, net	163	163	94	19,126	19,546
Income tax benefit	—	—	—	(18)	(18)
EBITDA	$3,841	$(2,069)	$2,748	$(15,563)	$(11,043)

Adjustments, net	1,121	115	(12)	11,155	12,379
Adjusted EBITDA	$4,962	$(1,954)	$2,736	$(4,408)	$1,336
Adjusted EBITDA margin %	10.3%	(11.3)%	17.8%	NA	1.7%

NUVERRA ENVIRONMENTAL SOLUTIONS, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATIONS (continued)
(In thousands)
(Unaudited)

Reconciliation of Special Items to Net loss and to EBITDA and Adjusted EBITDA

	Three months ended June 30, 2018
	As Reported	Special Items		As Adjusted
Revenue	$48,948	$—		$48,948
Direct operating expenses	39,069	246	[A]	39,315
General and administrative expenses	6,014	(419)	[B]	5,595
Total costs and expenses	57,853	(974)	[C]	56,879
Operating loss	(8,905)	974	[C]	(7,931)
Net loss	(11,176)	2,146	[D]	(9,030)

Net loss	$(11,176)			$(9,030)
Depreciation and amortization	11,969			11,969
Interest expense, net	1,204			1,204
Income tax benefit	—			—
EBITDA and Adjusted EBITDA	$1,997			$4,143

Description of 2018 Special Items:
[A]	Special items primarily relates to the gain on the sale of underutilized assets.
[B]	Primarily attributable to stock-based compensation.
[C]
Primarily includes the aforementioned adjustments along with $0.5 million in restructuring costs related to the exit of the Eagle Ford Shale area, and long-lived asset impairment charges of $0.3 million for assets classified as held-for-sale in the Corporate division.

[D]
Primarily includes the aforementioned adjustments along with $1.7 million in chapter 11 related fees recorded to “Reorganization items, net,” offset by a gain of $0.5 million associated with the change in fair value of the derivative warrant liability. Additionally, our effective tax rate for the three months ended June 30, 2018 was zero percent and has been applied to the special items accordingly.

NUVERRA ENVIRONMENTAL SOLUTIONS, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATIONS (continued)
(In thousands)
(Unaudited)

Reconciliation of Special Items to Net loss and to EBITDA and Adjusted EBITDA

	Three months ended June 30, 2017
	As Reported	Special Items		As Adjusted
Revenue	$41,538	$—		$41,538
Direct operating expenses	34,825	(372)	[E]	34,453
General and administrative expenses	8,867	(3,849)	[F]	5,018
Total costs and expenses	55,799	(4,221)	[G]	51,578
Operating loss	(14,261)	4,221	[G]	(10,040)
Net loss	(19,587)	4,278	[H]	(15,309)

Net loss	$(19,587)			$(15,309)
Depreciation and amortization	12,107			12,107
Interest expense, net	5,338			5,338
Income tax benefit	(18)			(14)
EBITDA and Adjusted EBITDA	$(2,160)			$2,122

Description of 2017 Special Items:
[E]	Special items primarily includes capital reorganization costs, offset by the gain on the sale of underutilized assets.
[F]
Primarily attributable to $3.1 million for capital reorganization costs incurred prior to the chapter 11 filing, as well as stock-based compensation, non-routine litigation expenses and non-routine professional fees.

[G]	Primarily includes the aforementioned adjustments.
[H]
Primarily includes the aforementioned adjustments along with $5.7 million of capital reorganization costs incurred after the chapter 11 filing recorded to “Reorganization items, net,” offset by a gain of $5.6 million associated with the change in fair value of the derivative warrant liability. Additionally, our effective tax rate for the three months ended June 30, 2017 was near zero and has been applied to the special items accordingly.

NUVERRA ENVIRONMENTAL SOLUTIONS, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATIONS (continued)
(In thousands)
(Unaudited)

Reconciliation of Special Items to Net loss and to EBITDA and Adjusted EBITDA

	Six months ended June 30, 2018
	As Reported	Special Items		As Adjusted
Revenue	$98,617	$—		$98,617
Direct operating expenses	80,696	192	[A]	80,888
General and administrative expenses	25,334	(13,950)	[B]	11,384
Total costs and expenses	138,274	(19,289)	[C]	118,985
Operating loss	(39,657)	19,289	[C]	(20,368)
Net loss	(43,343)	20,671	[D]	(22,672)

Net loss	$(43,343)			$(22,672)
Depreciation and amortization	26,713			26,713
Interest expense, net	2,454			2,454
Income tax benefit	—			—
EBITDA and Adjusted EBITDA	$(14,176)			$6,495

Description of 2018 Special Items:
[A]	Special items primarily relates to the gain on the sale of underutilized assets.
[B]	Primarily attributable to severance, stock-based compensation and non-routine litigation expenses.
[C]
Primarily includes the aforementioned adjustments along with $1.1 million in restructuring costs related to the exit of the Eagle Ford Shale area, and long-lived asset impairment charges of $4.5 million for assets classified as held-for-sale in the Southern, Northeast and Corporate divisions.

[D]
Primarily includes the aforementioned adjustments along with $1.7 million in chapter 11 related fees recorded to “Reorganization items, net,” offset by a gain of $0.3 million associated with the change in fair value of the derivative warrant liability. Additionally, our effective tax rate for the six months ended June 30, 2018 was zero percent and has been applied to the special items accordingly.

NUVERRA ENVIRONMENTAL SOLUTIONS, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATIONS (continued)
(In thousands)
(Unaudited)

Reconciliation of Special Items to Net loss and to EBITDA and Adjusted EBITDA

	Six months ended June 30, 2017
	As Reported	Special Items		As Adjusted
Revenue	$80,761	$—		$80,761
Direct operating expenses	69,114	(421)	[E]	68,693
General and administrative expenses	21,226	(10,279)	[F]	10,947
Total costs and expenses	115,318	(10,700)	[G]	104,618
Operating loss	(34,557)	10,700	[G]	(23,857)
Net loss	(55,549)	12,375	[H]	(43,174)

Net loss	$(55,549)			$(43,174)
Depreciation and amortization	24,978			24,978
Interest expense, net	19,546			19,546
Income tax benefit	(18)			(14)
EBITDA and Adjusted EBITDA	$(11,043)			$1,336

Description of 2017 Special Items:
[E]	Special items primarily includes capital reorganization costs, offset by the gain on sale of underutilized assets.
[F]
Primarily attributable to capital reorganization costs of $8.8 million incurred prior to the chapter 11 filing, as well as stock-based compensation, non-routine litigation expenses, and non-routine professional fees.

[G]	Primarily includes the aforementioned adjustments.
[H]
Primarily includes the aforementioned adjustments, along with $5.7 million of capital reorganization costs incurred after the chapter 11 filing recorded to “Reorganization items, net,” offset by a gain of $4.0 million associated with the change in fair value of the derivative warrant liability. Additionally, our effective tax rate for the six months ended June 30, 2017 was near zero and has been applied to the special items accordingly.

NUVERRA ENVIRONMENTAL SOLUTIONS, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATIONS (continued)
(In thousands)
(Unaudited)

Reconciliation of Free Cash Flow

	Successor	Predecessor
	Six Months Ended
	June 30,
	2018	2017
Net cash used in operating activities	$(472)	$(13,275)
Less: net proceeds from (purchases of) capital expenditures [1]	10,546	708
Free Cash Flow	$10,074	$(12,567)

[1]	Proceeds received from sales of property, plant and equipment, net of purchases of property, plant and equipment.

Year-Over-Year Revenue Growth by Price, Activity and Acquisition

	Successor		Successor
	Three Months Ended		Six Months Ended
	June 30, 2018		June 30, 2018
Breakdown of Total Revenue Growth:
Price	$1,354	3.3%	$4,483	5.6%
Activity	9,688	23.2	17,539	21.7
Acquisition/Closure	(3,632)	(8.7)	(4,166)	(5.2)
Total Revenue Growth	$7,410	17.8%	$17,856	22.1%

Year-Over-Year Adjusted EBITDA Growth by Price, Activity, Acquisition, and Corporate

	Successor		Successor
	Three Months Ended		Six Months Ended
	June 30, 2018		June 30, 2018
Breakdown of Total Adjusted EBITDA Growth:
Price	$1,209	56.9%	806	60.3%
Activity/Expense	1,798	84.7	5,883	440.0
Acquisition/Closure	51	2.4	(245)	(18.1)
Corporate	(1,037)	(48.8)	(1,285)	(96.0)
Total Adjusted EBITDA Growth	$2,021	95.2%	$5,159	386.2%

NUVERRA ENVIRONMENTAL SOLUTIONS, INC. AND SUBSIDIARIES
SUPPLEMENTAL COMPANY AND INDUSTRY DATA
(Unaudited)

Company Assets and Utilization by Revenue Source

Three Months Ended
June 30, 2018
Water Trucks:
Count (approximate)	470
% Utilized [1]	50.0%

Salt Water Disposal Wells:
Count	44
% Utilized [2]	45.0%

Haynesville Pipeline:
% Utilized [2] [3]	51% - 64%

[1]	Trucking utilization assumes a five day work-week and running twelve hours per day.
[2]
Salt Water Disposal Well and Pipeline utilization is calculated based on daily functional capacity rather than permitted capacity. Functional capacity reflects any factors limiting volume such as pressure limits, pump or tank capacity, etc. and can potentially be increased with additional capital investment.

[3]	The range of utilization for the Haynesville Pipeline represents the high and low for the period.

Industry Statistics for the Basins in which Nuverra Operates [1]

	Average for the Three Months Ended June 30,		Year-Over-Year
	2018	2017	Growth %
Pricing:
Oil price per barrel	$68.07	$48.1	41.5%
Natural gas price per tcf	$2.85	$3.08	(7.2)%

Operating Rigs	187	154	21.6%

Oil Production (barrels in thousands)	1,402	1,183	18.5%

Natural Gas Production (Mcf/d)	38,983	31,336	24.4%

Wells Completed	878	717	22.4%

Drilled Uncompleted Ending Inventory	1,680	1,749	(3.9)%

[1]	All data obtained from EIA and Baker Hughes